Exhibit 16.1

July 23, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington. D.C. 20549

RE: eDoorways Corp.

File Ref. No. 000-22057

We have read the statements of eDoorways Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated November 24. 2008 and agree with such statements as they pertain to our firm.

Regards,

/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

1501 Corporate Drive. Suite 150 • Boynton Beach. FL 33426
Telephone: (561) 752-1721 • Fax:(561)734-8562
www.cpawebb.com